Exhibit 99.1

NVR, INC. ELECTS NEW MEMBER OF BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE	CONTACT:	Dan Malzahn
	OFFICE:	703-956-4204

February 15, 2007 — Reston VA — NVR, Inc. (AMEX: NVR) announced that Paul W. Whetsell has joined its Board of Directors as an independent director effective March 1, 2007. Mr. Whetsell has also been appointed as a member of the Compensation and the Corporate Governance Committees.

Mr. Whetsell has been chairman of the board of Interstate Hotels and Resorts, Inc. (NYSE: IHR) since August 1998 and the president and chief executive officer of CapStar Hotel Company since 2006. From August 1998 until October 2003, he also served as the chief executive officer of Interstate Hotels and its predecessor. From August 1998 until May 2006, Mr. Whetsell served as the chairman and chief executive officer of Meristar Hospitality Corporation.

“In searching for new directors, we seek to attract individuals with strong public company experience and an appreciation for the cyclical nature of our industry. Paul clearly brings these qualities and will be a great complement to the expertise of our current board members,” said Dwight C. Schar, Chairman of the Board.

NVR is headquartered in Reston, Virginia and is one of the largest homebuilders in the United States.